TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (“Agreement”) is made this 27th day of June, 2006 by and between INTERNATIONAL ENEXCO LTD., a British Columbia corporation (“Enexco”); and GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation (“Golden Phoenix”).

RECITALS

A.         On January 28, 1998 Enexco and Golden Phoenix entered into the “Contact Property Letter Agreement, Elko County, Nevada” (the “Letter Agreement”). Pursuant to the Letter Agreement, Golden Phoenix could earn a 60% interest in the Contact Property by expending $2,600,000.00 in exploration and development work and making cash payments to Enexco.

B.          On December 23, 2004 Golden Phoenix gave written notice to Enexco that it was terminating the Letter Agreement and withdrawing from the Contact Property. Under the terms of the Letter Agreement notification allows for a 30-day period of before reaching an Effective Date of January 22, 2006 for this termination.

C.          The parties now wish to set forth certain understandings and agreements with respect to the Letter Agreement and Golden Phoenix’s obligations thereunder.

THEREFORE, the parties have agreed as follows:

1.          Termination of Letter Agreement. Pursuant to Sections 11, 12, 20(b), and 22 of the Letter Agreement, the parties acknowledge and agree that the Letter Agreement dated January 28, 1998 is terminated with an Effective Date of January 22, 2005; and that Golden Phoenix releases any claims of further rights, title, or interest in the Contact Property owned by Enexco; and that Enexco releases Golden Phoenix from any and all claims, demands, or liabilities arising from Golden Phoenix’s activities on the Contact Property. In complying with Section 20(b) of the Letter Agreement, Golden Phoenix has caused to be delivered a Quitclaim Deed to Enexco dated February 25, 2005 relinquishing its interest in the Contact Property.

2.          Reclamation Activities. Golden Phoenix represents to Enexco that all reclamation obligations with respect to the Contact property have been satisfied, except that there remain approximately three drill holes, which need to be plugged in accordance with state and federal regulations. Enexco agrees to accept the hole plugging liability in full, and to complete and file the necessary paperwork with the State of Nevada.

3.          Delivery of Data. Golden Phoenix has delivered substantially all of the data relating to the Contact Property to Enexco in electronic format. Golden Phoenix has delivered substantially all hard copy data, drill cuttings, pulps, and other information (collectively the “Data”) to Enexco.

4.           Orderly Transition. Golden Phoenix agrees to undertake such other reasonable steps as may be necessary to effect an orderly transition and return of the Contact Property to Enexco.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement the day and year first above written.

ENEXCO MINING COMPANY, INC.
a British Columbia corporation

By_____________________________________
G. ARNOLD ARMSTRONG, President

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

By_____________________________________
DAVID A. CALDWELL, President

STATE OF NEVADA	)
) ss

COUNTY OF WASHOE )

On the 27th day of June, 2006, personally appeared before me a notary public, G. ARNOLD ARMSTRONG, President of ENEXCO MINING COMPANY, INC., a British Columbia corporation, personally known or proved to me to be the person whose name is subscribed to the above TERMINATION AGREEMENT, who acknowledged to me that he executed the above on behalf of said corporation.

Notary Seal	__________________________________
NOTARY PUBLIC

STATE OF NEVADA )

) ss

COUNTY OF WASHOE )

On the 27th day of June, 2006, personally appeared before me a notary public, David A. Caldwell, President of GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation, personally known or proved to me to be the person whose name is subscribed to the above TERMINATION AGREEMENT, who acknowledged to me that he executed the above on behalf of said corporation.

Notary Seal	__________________________________
NOTARY PUBLIC